As filed with the Securities and Exchange Commission on March 30, 2023
Registration No. 333-___________
_____________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________

NOVAN, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	20-4427682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)
_____________________________
Novan, Inc. 2016 Incentive Award Plan (As Amended)
(Full title of the plan)
_____________________________

Paula Brown Stafford
Chairman, President and Chief Executive Officer
Novan, Inc.
4020 Stirrup Creek Drive, Suite 110
Durham, North Carolina 27703
(919) 485-8080
(Name, address and telephone number, including area code, of agent for service)
_____________________________
Copy to:
Gerald Roach, Esq.
Amy M. Batten, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
150 Fayetteville Street, Suite 2300
Raleigh, NC 27601
(919) 821-1220

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is being filed by Novan, Inc. (the “Company”) to register an additional 3,980,000 shares of the Common Stock of the Company, $0.0001 par value per share (the “Common Stock”), issuable under the Novan, Inc. 2016 Incentive Award Plan, as amended (the “Plan”).
Pursuant to General Instruction E of Form S-8, except for Item 3 “Incorporation of Documents by Reference,” Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” the prior Registration Statements relating to the Plan, Registration No. 333-213854 filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2016, Registration No. 333-219913 filed with the Commission on August 11, 2017, Registration No. 333-233631 filed with the Commission on September 5, 2019, and Registration No. 333-258743 filed with the Commission on August 12, 2021, remain effective, and the contents of such prior Registration Statements are incorporated in this Registration Statement by reference. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” the information the Company files with the Commission, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 30, 2023;
(b)
The Company’s Current Reports on Form 8-K filed with the Commission on January 6, 2023, March 7, 2023 (only with respect to the information provided therein under Item 8.01), March 13, 2023, and March 16, 2023;

(c)
The description of our Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on September 16, 2016 under the Securities Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed with the Commission for the purpose of updating the description.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
The Company is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
The validity of the securities being registered by this Registration Statement will be passed upon for the Company by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.

ITEM 8. EXHIBITS
INDEX TO EXHIBITS

INCORPORATED BY REFERENCE
EXHIBIT NO.	DESCRIPTION	FILED HEREWITH	FORM	FILE NO.	EXHIBIT	FILING DATE

4.1	Restated Certificate of Incorporation of Novan, Inc.		8-K	001-37880	3.1	September 27, 2016

4.2	Amendment to Restated Certificate of Incorporation of Novan, Inc.		8-K	001-37880	3.1	May 25, 2021

4.3	Amended and Restated Bylaws of Novan, Inc.		8-K	001-37880	3.2	September 27, 2016

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.	X

10.1	Novan, Inc. 2016 Incentive Award Plan, as amended	X

23.1	Consent of BDO USA, LLP	X

23.2	Consent of Elliott Davis, LLC	X

23.3	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P (included in Exhibit 5.1)	X

24.1	Powers of Attorney (included on the signature page of the Registration Statement)	X

107	Filing Fee Table	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 30th day of March, 2023.

NOVAN, INC.

By:	/s/ Paula Brown Stafford
Paula Brown Stafford
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paula Brown Stafford and John M. Gay, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Paula Brown Stafford	Chairman, President and Chief Executive Officer	March 30, 2023
Paula Brown Stafford	(Principal Executive Officer)

/s/ John M. Gay	Chief Financial Officer	March 30, 2023
John M. Gay	(Principal Financial Officer)

/s/ Andrew J. Novak	Vice President, Accounting and Business Operations	March 30, 2023
Andrew J. Novak	(Principal Accounting Officer)

/s/ James L. Bierman	Director	March 30, 2023
James L. Bierman

/s/ W. Kent Geer	Director	March 30, 2023
W. Kent Geer

/s/ Robert J. Keegan	Director	March 30, 2023
Robert J. Keegan

/s/ Machelle Sanders	Director	March 30, 2023
Machelle Sanders

/s/ Steven D. Skolsky	Director	March 30, 2023
Steven D. Skolsky